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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report on Form 10-K of Fluor Corporation of our report dated November 19, 1996, included in the 1996 Annual Report to stockholders of Fluor Corporation.

  We also consent to the incorporation by reference of our report dated November 19, 1996, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended October 31, 1996, in the Registration Statements and related Prospectuses pertaining to: Form S-3 No. 333-18315 for the issuance of senior debt securities; Form S-8 No. 333-18151 for the 1996 Fluor Executive Stock Plan; Form S-8 No. 33-58557 for the Fluor Corporation Stock Plan for Non-Employee Directors; Form S-8 No. 33-31440 for the 1988 Fluor Executive Stock Plan; Form S-8 No. 2-77532 for the 1982 Fluor Incentive Stock Option Plan, 1981 Fluor Executive Stock Plan, 1977 Fluor Executive Stock Plan and 1971 Fluor Stock Option Plan; and Form S-8 No. 2-72712 for the Fluor Corporation Salaried Employees' Savings Investment Plan.

                                          ERNST & YOUNG LLP

Orange County, California
January 24, 1997